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                                                                  EXHIBIT 23.1





INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Quiksilver, Inc. 1996 Stock Option Plan, Quiksilver Team 1995 Stock Option Plan and 1995 Nonemployee Directors' Stock Option Plan of our report, dated December 22, 1995, on the consolidated financial statements of Quiksilver, Inc. appearing in the Annual Report on Form 10-K of Quiksilver, Inc. for the year ended October 31, 1995.


                                        DELOITTE & TOUCHE LLP


Costa Mesa, California
April 17, 1996